                                                                 EXHIBIT 4.3(a)


                                FIRST AMENDMENT
                             TO FINANCING AGREEMENT


                  FIRST AMENDMENT, dated as of March 4, 2003 (this "Amendment"), to the Financing Agreement referred to below, by and among Allied Holdings, Inc., a Georgia corporation (the "Parent"), and Allied Systems, Ltd. (L.P.), a Georgia limited partnership ("Allied Systems" and together with the Parent, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (each a "Guarantor" and collectively, the "Guarantors"), each of the lenders from time to time party thereto as a Senior Lender (each a "Senior Lender" and collectively, the "Senior Lenders"), each of the lenders from time to time party thereto as a Subordinated Term Loan D Lender (each a "Subordinated Term Loan D Lender" and collectively, the "Subordinated Term Loan D Lenders" and, together with the Senior Lenders, each a "Lender" and collectively, the "Lenders"), Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and Foothill Capital Corporation, a California corporation ("Foothill"), as administrative agent for the Senior Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                  WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agents are parties to the Financing Agreement dated as of February 25, 2002 (as amended, modified or supplemented from time to time, the "Financing Agreement"); and

                  WHEREAS, the Borrowers have requested the Agents and the Senior Lenders to amend Sections 7.03(b) and 7.03(c) of the Financing Agreement. The Agents and the Senior Lenders are willing to agree to such amendments subject to the execution and delivery of this Amendment by the Loan Parties; and

                  NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

                  1. Definitions in Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

                  2.       Fixed Charge Coverage Ratio. Subsection (b) of
Section 7.03 of the Financing Agreement is hereby amended in its entirety to read as follows:

                           "(b) Fixed Charge Coverage Ratio. Permit the Fixed
                  Charge Coverage Ratio of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the month set forth below to be less than the ratio set forth opposite such date:

                                                         Fixed Charge
                   Month                                Coverage Ratio
                   --------------------------------     --------------

                   February 2002                           0.47:1.0
                   March 2002                              0.61:1.0
                   April 2002                              0.70:1.0

                                                         Fixed Charge
                   Month                                Coverage Ratio
                   --------------------------------     --------------

                   May 2002                                0.76:1.0
                   June 2002                               0.81:1.0
                   July 2002                               0.82:1.0
                   August 2002                             0.86:1.0
                   September 2002                          0.84:1.0
                   October 2002                            0.85:1.0
                   November 2002                           0.88:1.0
                   December 2002                           0.88:1.0
                   January 2003                            0.90:1.0
                   February 2003                           0.93:1.0
                   March 2003                              0.96:1.0
                   April 2003                              0.97:1.0
                   May 2003                                0.95:1.0
                   June 2003                               0.96:1.0
                   July 2003                               0.93:1.0
                   August 2003                             0.92:1.0
                   September 2003                          0.93:1.0
                   October 2003                            0.91:1.0
                   November 2003                           0.92:1.0
                   December 2003 and for each month        0.94:1.0"
                   thereafter

                  3. Consolidated EBITDA. Subsection (c) of Section 7.03 of the Financing Agreement is hereby amended in its entirety to read as follows:

                           "(c) Consolidated EBITDA. Permit Consolidated EBITDA
                  of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the month set forth below to be less than the applicable amount set forth below:

                                                        Consolidated
                   Month                                   EBITDA
                   --------------------------------     --------------

                   February 2002                         $30,600,000
                   March 2002                            $39,500,000
                   April 2002                            $42,225,000
                   May 2002                              $45,400,000
                   June 2002                             $49,265,000
                   July 2002                             $50,760,000
                   August 2002                           $53,870,000
                   September 2002                        $54,270,000
                   October 2002                          $56,150,000
                   November 2002                         $58,330,000
                   December 2002                         $60,000,000
                   January 2003                          $61,595,000
                   February 2003                         $63,325,000

                                                        Consolidated
                   Month                                   EBITDA
                   --------------------------------     --------------

                   March 2003                            $65,000,000
                   April 2003                            $63,418,000
                   May 2003                              $63,988,000
                   June 2003                             $64,200,000
                   July 2003                             $64,250,000
                   August 2003                           $64,350,000
                   September 2003                        $64,693,000
                   October 2003                          $65,000,000
                   November 2003                         $65,000,000
                   December 2003 and for each month      $65,000,000"
                   thereafter

                  4. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Collateral Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Amendment Effective Date"):

                  (a)      The representations and warranties contained in
Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Amendment Effective Date are true and correct on and as of such date as though made on and as of such date (except that any representation and warranty made as of a specific date shall be true and correct only as of such specific date), and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

                  (b) The Agents shall have received counterparts of this Amendment which bear the signatures of each Borrower, each Guarantor and the Required Lenders.

                  (c) The Borrowers shall have paid to the Administrative Agent, on behalf of the Senior Lenders, an amendment fee equal to $300,000 (the "Amendment Fee"), in immediately available funds, which Amendment Fee may be paid using the proceeds of Revolving Loans requested by the Administrative Borrower on or prior to the Amendment Effective Date. Such Amendment Fee shall be paid to the Senior Lenders by the Administrative Agent on the date such Amendment Fee is paid in cash or charged to the Loan Account as follows: (i) $200,000 to the Senior Lenders holding the Senior Term Loans in accordance with such Senior Lenders' respective Pro Rata Shares of the Senior Term Loans and
(ii) $100,000 to the Revolving Loan Lenders in accordance with such Senior Lenders' respective Pro Rata Shares of the Total Revolving Credit Commitment.

                  (d) All legal matters incident to this Amendment shall be satisfactory to the Agents and their counsel.

                  5. Representations and Warranties. Each Loan Party that is a party to the Financing Agreement hereby represents and warrants to the Agents and the Lenders as follows:

                  (a) Representations and Warranties: No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Amendment Effective Date are true and correct on and as of such date as though made on and as of such date (except as otherwise disclosed in writing by any Loan Party to any Agent prior to the date hereof), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

                  (b)      Organization, Good Standing, Etc. Each Loan Party
(i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state, province or other applicable jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

                  (c) Authorization, Etc. The execution, delivery and performance of this Amendment and each other Loan Document being executed in connection with this Amendment by each Loan Party that is a party thereto, and the performance of the Financing Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Loan Party's charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, which, in the case of this clause (iv), is reasonably expected to have a Material Adverse Effect.

                  (d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by such Loan Party of this Amendment or any other Loan Document to which it is a party being executed in connection with this Amendment, or for the performance of the Financing Agreement, as amended hereby.

                  (e) Enforceability of Loan Documents. Each of this Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which such Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity.

                  6. Continued Effectiveness of Financing Agreement. Each Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to "the Financing Agreement", "thereto", "thereof', "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to any Agent, or to grant to any Agent, a Lien on any collateral as security for the Obligations of the Borrowers from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

                  7.       Miscellaneous.

                  (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if
(i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (e) Notwithstanding anything to the contrary, this Amendment is not, and shall not be deemed to be, a waiver of, or a consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other noncompliance now existing or hereafter arising under the Financing Agreement and the other Loan Documents.

                  (f) The Borrowers will pay on demand all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Collateral Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.


                                    BORROWERS:


                                    ALLIED HOLDINGS, INC.
                                    ALLIED SYSTEMS, LTD. (L.P.)

                                    By:        /s/ Tommy Duffy
                                       ----------------------------------------
                                       Name: Tommy Duffy
                                       Title: Senior V. P., Secretary and
                                              General Counsel


                                    GUARANTORS:


                                    ALLIED AUTOMOTICE GROUP, INC.
                                    ALLIED FREIGHT BROKER, INC.
                                    ALLIED SYSTEMS (CANADA) COMPANY
                                    AUTOMOTIVE TRANSPORT SERVICES, INC.
                                    AXIS ARETA, LLC
                                    AXIS CANADA COMPANY
                                    AXIS GROUP, INC.
                                    AXIS INTERNATIONAL, INC.
                                    AXIS NETHERLANDS, LLC
                                    AXIS NORTH AMERICA, INC.
                                    AXIS TRUCK LEASING, INC.
                                    B&C, INC.
                                    CANADIAN ACQUISITION CORP.
                                    COMMERCIAL CARRIERS, INC.
                                    CORDIN TRANSPORT, INC.
                                    CT GROUP, INC.
                                    CT SERVICES, INC.
                                    F. J. BOUTELL DRIVEAWAY CO., INC.
                                    GACS INCORPORATED
                                    INTER MOBILE, INC.
                                    KAR-TAINER INTERNATIONAL, INC.
                                    LEGION TRANSPORTATION, INC.
                                    OSHCO, INC.
                                    QAT, INC.
                                    RC MANAGEMENT CORP.
                                    RMX, INC.
                                    TERMINAL SERVICE CO.
                                    TRANSPORT SUPPORT, INC.

                                    By:       /s/ Tommy Duffy
                                       ----------------------------------------
                                       Name: Tommy Duffy
                                       Title: Senior V. P. and
                                              Assistant Secretary

                                    COLLATERAL AGENT AND A SENIOR LENDER:

                                    ABLECO FINANCE LLC


                                    By:         /s/ Kevin Genda
                                       ----------------------------------------
                                       Name: Kevin Genda
                                       Title: Senior Vice President

                                    ADMINISTRATIVE AGENT AND A SENIOR LENDER:

                                    FOOTHILL CAPITAL CORPORATION


                                    By:           /s/ Greg Gentry
                                       ----------------------------------------
                                       Name: Greg Gentry
                                       Title: Vice President

                                    SENIOR LENDERS:

                                    CONGRESS FINANCIAL CORPORATION (SOUTHERN),


                                    By:         /s/ Barry M. Dolin
                                       ----------------------------------------
                                       Name: Barry M. Dolin
                                       Title: Vice President


                                    STANDARD FEDERAL BANK NATIONAL ASSOCIATION

                                    By: LaSalle Business Credit, LLC, a Delaware
                                        limited liability company, successor by
                                        merger to LaSalle Business Credit, Inc.
                                        a Delaware corporation, as Agent.


                                    By:        /s/ Patrick Aarris
                                       ----------------------------------------
                                       Name: Patrick Aarris
                                       Title: Vice President


                                    TEXTRON FINANCIAL CORORATION


                                    By:         /s/ Eric R. Hubbard
                                       ----------------------------------------
                                       Name: Eric R. Hubbard
                                       Title:


                                    HZ SPECIAL OPPORTUNITIES LLC

                                    By: Highbridge Capital Management, LLC


                                    By:        /s/ Daniel Zwirn
                                       ----------------------------------------
                                       Name: Daniel Zwirn
                                       Title: Portfolio Manager